Exhibit 10.1

DTLL


April 6, 2006

Thomas Schrade
President
Board of Directors                                                VIA E-MAIL
GRAND SIERRA RESORT CORP.                                         CERTIFIED MAIL
3468 Rice Street
Vadnais Heights MN 55126

RE:   Proposed Transaction

Dear Mr Schrade and Members of the Board,

This letter is in response to your letter dated April 4, 2006.

Please be advised that DTLL, Inc did not receive a copy of the letter from Grand Sierra Resorts Corp. dated March 17, 2006 until April 5, 2006.

This is to confirm that we will provide the information you have requested in your letter, in addition to financing commitments, sufficient to close the transaction, as previously provided to you at the meeting in Minneapolis on March 7, 2006.

This is to advise you that DTLL, Inc has extended the offer to the Grand Sierra Resorts Corporation shareholders until 5 pm EST May 9th, 2006.

Sincerely,


Dual Cooper
President


                    Destination Travel Leisure International
            1650 West 82nd Street, Suite 1200, Bloomington, MN 55431